Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Joe Cohen (Media Contact):	(212) 715-3524;	joseph.cohen@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $202 MILLION, or $2.75 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $229 MILLION, or $3.12 PER DILUTED COMMON SHARE

For the third quarter of 2026, the Company reports:
•Annualized return on average common equity ("ROACE") of 13.8% and annualized operating ROACE of 15.7%
•Combined ratio of 94.0% and underwriting income of $134 million
•Book value per diluted common share of $79.06

For the nine months ended September 30, 2026, the Company reports:
•Net income available to common shareholders of $699 million, or $9.42 per diluted common share and operating income of $697 million, or $9.39 per diluted common share
•Annualized ROACE and annualized operating ROACE of 16.1%
•Combined ratio of 92.3% and underwriting income of $464 million
•Book value per diluted common share, excluding accumulated other comprehensive income (loss) ("AOCI") of $84.33, an increase of $10.64, or 14.4%, compared to $73.69 at September 30, 2025

Pembroke, Bermuda, October 28, 2026 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the third quarter ended September 30, 2026.

Commenting on the third quarter 2026 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"This was a strong quarter for AXIS, as our team leaned into attractive underwriting opportunities while practicing disciplined cycle management in a transitioning market. Our performance included a 15.7% annualized operating return-on-equity, $3.12 in operating earnings-per-share, and gross premiums rose 11%. Over the past twelve months, AXIS has generated a 14.4% increase in diluted book value per share, ex AOCI.

"Our Insurance business produced a 13% increase in gross premiums with a 92.0% combined ratio and an 87.2% current accident year ex-cat combined ratio. Leveraging our global platform, we drove diversified premium volume with meaningful contributions from our expanded classes and AXIS Capacity Solutions capability. Within AXIS Re, we generated our 11th consecutive profitable quarter.

"As we look ahead to the remainder of this year and to 2027, AXIS is well-positioned. The strength of our balance sheet provides us with the flexibility to make smart investments in our business spanning products, platforms, and talent. We are excited about where AXIS stands today, supported by a clear strategy, balanced and resilient portfolio, enhanced operating model, and deep and capable team."

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Third Quarter and Year-to-date Consolidated Results*(1)

•Net income available to common shareholders for the third quarter of 2026 was $202 million, a decrease of $92 million, or 32%, compared to the third quarter of 2025.
•Net income available to common shareholders year-to-date was $699 million, an increase of $3 million, or 0.4%, compared to the nine months ended September 30, 2025.
•Operating income(2) for the third quarter of 2026 was $229 million, a decrease of $26 million, or 10%, compared to the third quarter of 2025.
•Operating income year-to-date was $697 million, a decrease of $78 million, or 10%, compared to the nine months ended September 30, 2025.
•Underwriting income(3) for the third quarter of 2026 was $134 million, a decrease of $55 million, or 29%, compared to the third quarter of 2025.
•Underwriting income year-to-date was $464 million, a decrease of $77 million, or 14%, compared to the nine months ended September 30, 2025.
•Fees related to arrangements with strategic capital partners for the third quarter of 2026 were $23 million, compared to $19 million for the third quarter of 2025. Fees year-to-date were $67 million, compared to $55 million for the nine months ended September 30, 2025.
•Book yield of fixed maturities was 4.9% at September 30, 2026, compared to 4.6% at September 30, 2025. The market yield was 5.8% at September 30, 2026.
•Reorganization expenses for the third quarter were $nil and year-to-date were $29 million, primarily related to initiatives undertaken to streamline our operations, including actions taken to optimize our reinsurance platform and costs associated with transitions in executive leadership.
•Total capital returned to common shareholders was $141 million, including common share repurchases of $109 million pursuant to our Board-authorized share repurchase program, and common share dividends of $32 million in the quarter.
•Book value per diluted common share was $79.06 at September 30, 2026, a decrease of $1.61, or 2.0%, compared to June 30, 2026.
•Book value per diluted common share increased by $5.24, or 7.1%, over the past twelve months, driven by net income, partially offset by common share repurchases, common share dividends of $1.76 per share and net unrealized investment losses.
•Book value per diluted common share, excluding AOCI(4) was $84.33 at September 30, 2026, an increase of $2.20, or 2.7%, compared to $82.13 at June 30, 2026, and an increase of $10.64, or 14.4%, compared to $73.69 at September 30, 2025.

Footnotes referred to above
* Amounts may not reconcile due to rounding differences.
1 All comparisons are with the same period of the prior year, unless otherwise stated.
2 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
3 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to the most comparable GAAP financial measure, net income (loss), and a discussion of the rationale for its presentation is provided later in this press release.
4 Book value per diluted common share, excluding AOCI is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to the most comparable GAAP financial measure, book value per diluted common share, and a discussion of the rationale for its presentation is provided later in this press release.

Footnotes referred to on page 3
5 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
6 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measure, net losses and loss expenses ratio and combined ratio, together with a discussion of the rationale for the presentation of these items, are provided later in this press release.
7 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures, together with a discussion of the rationale for the presentation of these items, are provided later in this press release. Variances that are unchanged on a constant currency basis are omitted from the narrative.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Third Quarter Consolidated Underwriting Highlights

	Three months ended September 30,				Nine months ended September 30,
KEY RATIOS	2026	2025	Change		2026	2025	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(5) (6)	57.0%	56.3%	0.7	pts	56.9%	56.3%	0.6	pts
Catastrophe and weather-related losses ratio(5)	4.6%	3.0%	1.6	pts	4.4%	3.1%	1.3	pts
Current accident year loss ratio(6)	61.6%	59.3%	2.3	pts	61.3%	59.4%	1.9	pts
Prior year reserve development ratio	(0.9%)	(1.3%)	0.4	pts	(1.0%)	(1.4%)	0.4	pts
Net losses and loss expenses ratio	60.7%	58.0%	2.7	pts	60.3%	58.0%	2.3	pts
Acquisition cost ratio	22.5%	19.7%	2.8	pts	21.3%	19.7%	1.6	pts
General and administrative expense ratio	10.8%	11.7%	(0.9	pts)	10.7%	11.8%	(1.1	pts)
Combined ratio	94.0%	89.4%	4.6	pts	92.3%	89.5%	2.8	pts

Current accident year combined ratio(6)	94.9%	90.7%	4.2	pts	93.3%	90.9%	2.4	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses(6)	90.3%	87.7%	2.6	pts	88.9%	87.8%	1.1	pts

Three months ended September 30, 2026
•Gross premiums written increased by $234 million, or 11%, to $2.4 billion with an increase of $217 million, or 13% in the insurance segment, and an increase of $17 million, or 4% in the reinsurance segment.
•Net premiums written increased by $132 million, or 10%, to $1.5 billion with an increase of $144 million, or 13% in the insurance segment, partially offset by a decrease of $12 million, or 5% in the reinsurance segment.
•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $75 million ($57 million after-tax) (Insurance: $75 million; Reinsurance: $nil), or 4.6 points, including $44 million or 2.7 points attributable to the Middle East conflict and the Russia-Ukraine war. The remaining losses of $31 million or 1.9 points were attributable to weather-related events.
•Net favorable prior year reserve development was $15 million (Insurance: $12 million; Reinsurance: $3 million), compared to $19 million in 2025.
•The acquisition cost ratio increased by 2.8 points primarily related to new property and professional lines business associated with our AXIS Capacity Solutions ("ACS") capability, and a greater mix of short-tail lines, including marine war business, which have relatively higher acquisition cost ratios.

Nine months ended September 30, 2026
•Gross premiums written increased by $689 million, or 9% ($621 million, or 8%, on a constant currency basis(7)), to $8.1 billion with an increase of $841 million, or 16% in the insurance segment, partially offset by a decrease of $151 million, or 7% in the reinsurance segment.
•Net premiums written increased by $259 million, or 5% ($195 million, or 4%, on a constant currency basis), to $5.0 billion with an increase of $473 million, or 14% in the insurance segment, partially offset by a decrease of $214 million, or 16% in the reinsurance segment.
•Pre-tax, catastrophe and weather-related losses, net of reinsurance, were $203 million ($159 million after-tax) (Insurance: $200 million; Reinsurance: $3 million), or 4.4 points, including natural catastrophe losses of $112 million or 2.4 points, primarily attributable to U.S. winter storms and other weather-related events. The remaining losses of $90 million or 2.0 points were attributable to the Middle East conflict and the Russia-Ukraine war.
•Net favorable prior year reserve development was $48 million (Insurance: $39 million; Reinsurance: $9 million), compared to $57 million in 2025.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2026	2025	Change		2026	2025	Change
Gross premiums written	$1,909,181	$1,691,882	12.8%		$6,121,070	$5,280,220	15.9%
Net premiums written	1,228,754	1,084,947	13.3%		3,893,140	3,420,038	13.8%
Net premiums earned	1,300,185	1,085,612	19.8%		3,629,099	3,128,658	16.0%
Underwriting income	103,939	153,300	(32.2%)		380,654	439,480	(13.4%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	54.2%	52.3%	1.9	pts	53.9%	52.3%	1.6	pts
Catastrophe and weather-related losses ratio	5.7%	3.9%	1.8	pts	5.5%	4.1%	1.4	pts
Current accident year loss ratio	59.9%	56.2%	3.7	pts	59.4%	56.4%	3.0	pts
Prior year reserve development ratio	(0.9%)	(1.3%)	0.4	pts	(1.1%)	(1.4%)	0.3	pts
Net losses and loss expenses ratio	59.0%	54.9%	4.1	pts	58.3%	55.0%	3.3	pts
Acquisition cost ratio	22.6%	18.9%	3.7	pts	20.9%	19.0%	1.9	pts
Underwriting-related general and administrative expense ratio	10.4%	12.1%	(1.7	pts)	10.3%	12.0%	(1.7	pts)
Combined ratio	92.0%	85.9%	6.1	pts	89.5%	86.0%	3.5	pts

Current accident year combined ratio	92.9%	87.2%	5.7	pts	90.6%	87.4%	3.2	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	87.2%	83.3%	3.9	pts	85.1%	83.3%	1.8	pts

Three months ended September 30, 2026
•Gross premiums written increased by $217 million, or 13%, primarily attributable to marine and aviation lines due to higher premiums mainly related to marine war business, property and professional lines due to new business associated with our ACS capability, and accident and health lines due to higher renewals and new business.
•Net premiums written increased by $144 million, or 13%, reflecting the increase in gross premiums written in the quarter.
•The current accident year loss ratio, excluding catastrophe and weather-related losses increased by 1.9 points, principally due to an acceleration in property market softening and the recognition of increasingly competitive conditions in casualty lines.
•The acquisition cost ratio increased by 3.7 points, primarily related to new property and professional lines business associated with our ACS capability, and a greater mix of short-tail lines, including marine war business, which have relatively higher acquisition cost ratios.
•The underwriting-related general and administrative expense ratio decreased by 1.7 points, mainly driven by an increase in net premiums earned.

Nine months ended September 30, 2026
•Gross premiums written increased by $841 million, or 16% ($810 million, or 15%, on a constant currency basis), attributable to all lines of business.
•Net premiums written increased by $473 million, or 14% ($447 million, or 13%, on a constant currency basis), reflecting the increase in gross premiums written in the year.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended September 30,				Nine months ended September 30,
($ in thousands)	2026	2025	Change		2026	2025	Change
Gross premiums written	$449,462	$432,302	4.0%		$2,003,170	$2,154,587	(7.0%)
Net premiums written	255,895	268,042	(4.5%)		1,104,343	1,318,425	(16.2%)
Net premiums earned	319,149	366,271	(12.9%)		989,686	1,057,475	(6.4%)
Underwriting income	29,761	35,012	(15.0%)		83,334	101,490	(17.9%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	68.3%	67.9%	0.4	pts	68.1%	68.1%	—	pts
Catastrophe and weather-related losses ratio	—%	0.3%	(0.3	pts)	0.3%	0.2%	0.1	pts
Current accident year loss ratio	68.3%	68.2%	0.1	pts	68.4%	68.3%	0.1	pts
Prior year reserve development ratio	(0.9%)	(1.1%)	0.2	pts	(0.9%)	(1.2%)	0.3	pts
Net losses and loss expenses ratio	67.4%	67.1%	0.3	pts	67.5%	67.1%	0.4	pts
Acquisition cost ratio	22.0%	21.9%	0.1	pts	23.1%	21.9%	1.2	pts
Underwriting-related general and administrative expense ratio	3.0%	3.2%	(0.2	pts)	2.6%	3.1%	(0.5	pts)
Combined ratio	92.4%	92.2%	0.2	pts	93.2%	92.1%	1.1	pts

Current accident year combined ratio	93.3%	93.3%	—	pts	94.1%	93.3%	0.8	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	93.3%	93.0%	0.3	pts	93.8%	93.1%	0.7	pts

Three months ended September 30, 2026
•Gross premiums written increased by $17 million, or 4% ($21 million, or 5%, on a constant currency basis), primarily attributable to a higher level of premiums associated with two contracts in agriculture lines, partially offset by decreased line sizes and non-renewals in liability lines.
•Net premiums written decreased by $12 million, or 5% ($8 million, or 3%, on a constant currency basis), reflecting increased cession rates in liability and motor lines, partially offset by the increase in gross premiums written.
•The current accident year loss ratio, excluding catastrophe and weather-related losses increased by 0.4 points, principally due to elevated loss experience associated with employer stop loss business in accident and health lines.

Nine months ended September 30, 2026
•Gross premiums written decreased by $151 million, or 7% ($189 million, or 9%, on a constant currency basis), primarily attributable to non-renewals and decreased line sizes in casualty lines, partially offset by increased line sizes and new business in credit and surety lines, and a higher level of premiums associated with two contracts in agriculture lines.
•Net premiums written decreased by $214 million, or 16% ($252 million, or 19%, on a constant currency basis), reflecting the decrease in gross premiums written in the year, together with increased cession rates in liability, professional lines and motor lines.
•The acquisition cost ratio increased by 1.2 points, primarily related to increased business in credit and surety lines which have relatively higher acquisition cost ratios.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Investments

	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2026	2025	2026	2025
Net investment income	$211,367	$184,903	$577,699	$579,911
Net investment gains (losses)	(46,506)	30,905	(26,993)	44,365
Change in net unrealized gains (losses) on fixed maturities, pre-tax(8)	(361,016)	46,402	(528,568)	324,219
Interest in income of equity method investments	2,395	2,083	8,133	3,669
Total	$(193,760)	$264,293	$30,271	$952,164

Average cash and investments(9)	$17,959,385	$16,581,947	$17,632,100	$17,039,182

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	(1.1%)	1.6%	0.2%	5.6%
Excluding investment related foreign exchange movements(10)	(1.1%)	1.7%	0.3%	4.8%

•Net investment income increased by $26 million, or 14%, compared to the third quarter of 2025, primarily attributable to higher income from fixed maturities attributable to an increase in average fixed maturity assets and an increase in yields on the portfolio.
•Net investment gains (losses) recognized in net income (loss) for the quarter was primarily related to net realized losses on the sale of fixed maturities and net unrealized losses on equity securities.
•Change in net unrealized gains (losses) on fixed maturities, pre-tax of $(361) million ($(358) million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter was due to a decrease in the market value of our fixed maturities portfolio associated with the increase in sovereign yields and the widening of credit spreads, compared to change in net unrealized gains (losses), pre-tax of $46 million recognized during the third quarter of 2025.
•Book yield of fixed maturities was 4.9% at September 30, 2026, compared to 4.6% at September 30, 2025. The market yield was 5.8% at September 30, 2026.

8 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
9 The average cash and investments balance is the average of the monthly fair value balances.
10 Pre-tax, total return on average cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $(3) million and $(15) million for the three months ended September 30, 2026 and 2025, respectively and foreign exchange (losses) gains of $(30) million and $129 million for the nine months ended September 30, 2026 and 2025, respectively.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Conference Call

We will host our third quarter earnings conference call on Thursday, October 29, 2026 at 8:30 a.m. (ET). The earnings conference call can be accessed by dialing 1-877-883-0383 (U.S. and Canada callers),or 1-412-902-6506 (international callers), and entering the passcode 2021134. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay will be available for one week by dialing 1-855-669-9658 (U.S. and Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 6252361. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended September 30, 2026 is available in the Investor Information section of our website.

About AXIS Capital

AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.3 billion at September 30, 2026, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2026 (UNAUDITED) AND DECEMBER 31, 2025

	2026	2025

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$13,691,574	$13,018,027
Fixed maturities, held to maturity, at amortized cost	448,228	397,430
Equity securities, at fair value	721,104	707,569
Mortgage loans, held for investment, at fair value	316,834	356,840
Other investments, at fair value	1,050,776	1,027,798
Equity method investments	209,084	227,181
Short-term investments, at fair value	1,736	20,298
Total investments	16,439,336	15,755,143
Cash and cash equivalents	1,037,878	820,252
Restricted cash and cash equivalents	510,570	500,933
Accrued interest receivable	129,601	116,252
Insurance and reinsurance premium balances receivable	3,672,159	3,244,661
Reinsurance recoverable on unpaid losses and loss expenses	9,020,632	8,951,763
Reinsurance recoverable on paid losses and loss expenses	603,475	673,765
Deferred acquisition costs	906,779	801,778
Prepaid reinsurance premiums	2,534,227	2,139,294
Receivable for investments sold	50,997	12,806
Goodwill	66,498	66,498
Intangible assets	155,533	166,050
Operating lease right-of-use assets	90,194	93,900
Loan advances made	314,257	231,542
Other assets	948,930	887,289
Total assets	$36,481,066	$34,461,926

Liabilities
Reserve for losses and loss expenses	$18,985,497	$18,122,256
Unearned premiums	6,599,511	5,825,698
Insurance and reinsurance balances payable	2,375,395	1,882,021
Debt	1,317,905	1,316,710
Federal Home Loan Bank advances	50,130	66,380
Payable for investments purchased	133,120	36,982
Operating lease liabilities	105,653	110,095
Other liabilities	614,400	745,349
Total liabilities	30,181,611	28,105,491

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,411,713	2,405,792
Accumulated other comprehensive income (loss)	(383,879)	28,431
Retained earnings	8,782,490	8,181,699
Treasury shares, at cost	(5,063,075)	(4,811,693)
Total shareholders' equity	6,299,455	6,356,435

Total liabilities and shareholders' equity	$36,481,066	$34,461,926

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

	Three months ended		Nine months ended
	2026	2025	2026	2025

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,619,334	$1,451,883	$4,618,785	$4,186,133
Net investment income	211,367	184,903	577,699	579,911
Net investment gains (losses)	(46,506)	30,905	(26,993)	44,365
Other insurance related income	5,738	6,593	16,988	18,835
Total revenues	1,789,933	1,674,284	5,186,479	4,829,244

Expenses
Net losses and loss expenses	982,590	841,435	2,783,003	2,429,114
Acquisition costs	364,301	285,618	984,825	826,094
General and administrative expenses	174,570	171,637	497,616	491,878
Foreign exchange losses (gains)	(10,041)	(13,492)	(48,580)	138,428
Interest expense and financing costs	16,680	16,657	49,945	49,816
Reorganization expenses	—	—	28,715	—
Amortization of intangible assets	5,726	2,396	10,518	7,521
Total expenses	1,533,826	1,304,251	4,306,042	3,942,851

Income before income taxes and interest in income of equity method investments	256,107	370,033	880,437	886,393
Income tax expense	(49,424)	(70,252)	(166,635)	(170,773)
Interest in income of equity method investments	2,395	2,083	8,133	3,669
Net income	209,078	301,864	721,935	719,289
Preferred share dividends	7,563	7,563	22,688	22,688
Net income available to common shareholders	$201,515	$294,301	$699,247	$696,601

Per share data
Earnings per common share:
Earnings per common share	$2.77	$3.79	$9.52	$8.81
Earnings per diluted common share	$2.75	$3.74	$9.42	$8.70
Weighted average common shares outstanding	72,671	77,619	73,433	79,037
Weighted average diluted common shares outstanding	73,373	78,601	74,238	80,090
Cash dividends declared per common share	$0.44	$0.44	$1.32	$1.32

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

	2026			2025
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,909,181	$449,462	$2,358,643	$1,691,882	$432,302	$2,124,184
Net premiums written	1,228,754	255,895	1,484,649	1,084,947	268,042	1,352,989
Net premiums earned	1,300,185	319,149	1,619,334	1,085,612	366,271	1,451,883
Other insurance related income	319	5,420	5,738	261	6,332	6,593
Current accident year net losses and loss expenses	(779,429)	(218,004)	(997,433)	(610,650)	(249,731)	(860,381)
Net favorable prior year reserve development	11,845	2,998	14,843	14,843	4,103	18,946
Acquisition costs	(294,087)	(70,214)	(364,301)	(205,440)	(80,178)	(285,618)
Underwriting-related general and
administrative expenses(11)	(134,894)	(9,588)	(144,482)	(131,326)	(11,785)	(143,111)
Underwriting income	$103,939	$29,761	133,699	$153,300	$35,012	188,312

Net investment income			211,367			184,903
Net investment gains (losses)			(46,506)			30,905
Corporate expenses(11)			(30,088)			(28,526)
Foreign exchange gains			10,041			13,492
Interest expense and financing costs			(16,680)			(16,657)
Amortization of intangible assets			(5,726)			(2,396)
Income before income taxes and interest in income of equity method investments			256,107			370,033
Income tax expense			(49,424)			(70,252)
Interest in income of equity method investments			2,395			2,083
Net income			209,078			301,864
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$201,515			$294,301

Current accident year loss ratio	59.9%	68.3%	61.6%	56.2%	68.2%	59.3%
Prior year reserve development ratio	(0.9%)	(0.9%)	(0.9%)	(1.3%)	(1.1%)	(1.3%)
Net losses and loss expenses ratio	59.0%	67.4%	60.7%	54.9%	67.1%	58.0%
Acquisition cost ratio	22.6%	22.0%	22.5%	18.9%	21.9%	19.7%
Underwriting-related general and administrative expense ratio	10.4%	3.0%	8.9%	12.1%	3.2%	9.7%
Corporate expense ratio			1.9%			2.0%
Combined ratio	92.0%	92.4%	94.0%	85.9%	92.2%	89.4%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $30 million and $29 million for the three months ended September 30, 2026 and 2025, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

	2026			2025
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$6,121,070	$2,003,170	$8,124,240	$5,280,220	$2,154,587	$7,434,807
Net premiums written	3,893,140	1,104,343	4,997,483	3,420,038	1,318,425	4,738,463
Net premiums earned	3,629,099	989,686	4,618,785	3,128,658	1,057,475	4,186,133
Other insurance related income	955	16,033	16,988	424	18,411	18,835
Current accident year net losses and loss expenses	(2,154,209)	(676,535)	(2,830,744)	(1,763,702)	(722,524)	(2,486,226)
Net favorable prior year reserve development	38,755	8,986	47,741	44,036	13,076	57,112
Acquisition costs	(756,679)	(228,146)	(984,825)	(594,372)	(231,722)	(826,094)
Underwriting-related general and
administrative expenses(12)	(377,267)	(26,690)	(403,957)	(375,564)	(33,226)	(408,790)
Underwriting income	$380,654	$83,334	463,988	$439,480	$101,490	540,970

Net investment income			577,699			579,911
Net investment gains (losses)			(26,993)			44,365
Corporate expenses(12)			(93,659)			(83,088)
Foreign exchange (losses) gains			48,580			(138,428)
Interest expense and financing costs			(49,945)			(49,816)
Reorganization expenses			(28,715)			—
Amortization of intangible assets			(10,518)			(7,521)
Income before income taxes and interest in income of equity method investments			880,437			886,393
Income tax expense			(166,635)			(170,773)
Interest in income of equity method investments			8,133			3,669
Net Income			721,935			719,289
Preferred share dividends			22,688			22,688
Net income available to common shareholders			$699,247			$696,601

Current accident year loss ratio	59.4%	68.4%	61.3%	56.4%	68.3%	59.4%
Prior year reserve development ratio	(1.1%)	(0.9%)	(1.0%)	(1.4%)	(1.2%)	(1.4%)
Net losses and loss expenses ratio	58.3%	67.5%	60.3%	55.0%	67.1%	58.0%
Acquisition cost ratio	20.9%	23.1%	21.3%	19.0%	21.9%	19.7%
Underwriting-related general and administrative expense ratio	10.3%	2.6%	8.7%	12.0%	3.1%	9.8%
Corporate expense ratio			2.0%			2.0%
Combined ratio	89.5%	93.2%	92.3%	86.0%	92.1%	89.5%

12Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $94 million and $83 million for the nine months ended September 30, 2026 and 2025, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

	Three months ended		Nine months ended
	2026	2025	2026	2025
	(in thousands, except per share amounts)

Net income available to common shareholders	$201,515	$294,301	$699,247	$696,601
Net investment (gains) losses	46,506	(30,905)	26,993	(44,365)
Foreign exchange losses (gains)	(10,041)	(13,492)	(48,580)	138,428
Reorganization expenses	—	—	28,715	—
Interest in income of equity method investments	(2,395)	(2,083)	(8,133)	(3,669)
Income tax expense (benefit) (13)	(6,382)	7,454	(1,503)	(12,330)
Operating income	$229,203	$255,275	$696,739	$774,665

Earnings per diluted common share	$2.75	$3.74	$9.42	$8.70
Net investment (gains) losses	0.63	(0.39)	0.36	(0.55)
Foreign exchange losses (gains)	(0.14)	(0.17)	(0.65)	1.73
Reorganization expenses	—	—	0.39	—
Interest in income of equity method investments	(0.03)	(0.03)	(0.11)	(0.05)
Income tax expense (benefit)	(0.09)	0.10	(0.02)	(0.16)
Operating income per diluted common share	$3.12	$3.25	$9.39	$9.67

Weighted average diluted common shares outstanding	73,373	78,601	74,238	80,090

Average common shareholders' equity	$5,851,333	$5,720,704	$5,777,945	$5,678,194

Annualized return on average common equity	13.8%	20.6%	16.1%	16.4%

Annualized operating return on average common equity(14)	15.7%	17.8%	16.1%	18.2%

13 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
14 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
BOOK VALUE PER DILUTED COMMON SHARE, EXCLUDING
ACCUMULATED OTHER COMPREHENSIVE (INCOME) LOSS ("AOCI")
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025

	Three months ended
	2026	2025

Common shareholders' equity	$5,749,455	$5,817,009
Less: AOCI	383,879	(10,169)
Common shareholders' equity, excluding AOCI	$6,133,334	$5,806,840

Diluted common shares outstanding	72,727	78,796

Book value per diluted common share	$79.06	$73.82
Book value per diluted common share, excluding AOCI	$84.33	$73.69

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This press release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements, which reflect the Company’s current views with respect to future events and financial performance. All statements, other than statements of historical fact, included in or incorporated by reference in this press release are forward-looking statements. In some cases, these forward-looking statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "aim", "will", "target", "continue", "intend" or similar statements of a future or forward-looking nature or their negative or similar terminology.

Forward-looking statements made in this press release, such as those related to our performance, pricing, growth prospects, fee income, the outcome of our strategic initiatives, our expectations relating to our ability to successfully implement and manage technology initiatives – including artificial intelligence, our expectations about the impact of the current trade and geopolitical environment on our business, economic and market conditions, and other statements that are not historical facts, reflect our current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation:

Insurance Risk: the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates; the frequency and severity of natural and man-made disasters; the effects of emerging claims, systemic risks, and coverage and regulatory issues; reserve adequacy; losses relating to geopolitical conflicts; the adverse impact of economic and social inflation; failure of our loss limitation methods; failure of our cedants to adequately evaluate risk; and our reliance on industry models.

Strategic Risk: industry competition and consolidation; failure to keep pace or manage technology developments, including artificial intelligence; general economic, capital, and credit market conditions, including market illiquidity, fluctuations in interest rates, credit spreads, equity securities' prices, foreign currency exchange rates, and evolving impacts of tariffs, sanctions, and international trade tensions; our ability to increase the use of data and analytics, and technology as part of our business strategy and adapt to new technologies; changes in the political environment of certain countries where we operate or underwrite business; loss of business provided to us by major brokers; rating agency actions; key personnel changes; potential strategic opportunities including acquisitions and our ability to achieve them; evolving expectations regarding environmental, social, and governance matters; and the effect of contagious diseases on our business.

Credit and Market Risk: reinsurance availability and recoverability; premium collection risks; and counterparty defaults in our program business.

Liquidity Risk: the inability to access sufficient cash to meet our obligations when they are due.

Operational Risk: technology and cybersecurity challenges; failures in internal or outsourced operational processes, people, or systems; and changes in accounting policies or practices.

Regulatory Risk: changes in laws and regulations and potential government intervention in our industry; and inadvertent non-compliance with sanctions, anti-corruption, data protection and privacy requirements.

Taxation Risk: changes in tax laws.

Readers should carefully consider these risks alongside those detailed in Item 1A, 'Risk Factors' of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), and in subsequent filings available at www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis, pre-tax, total return on average cash and investments excluding foreign exchange movements, and book value per diluted common share, excluding AOCI which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of consolidated underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2026 primarily related to initiatives undertaken to streamline our operations, including actions taken to optimize our reinsurance platform and costs associated with transitions in executive leadership. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural catastrophes, man-made disasters, other significant catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2026 primarily related to initiatives undertaken to streamline our operations, including actions taken to optimize our reinsurance platform and costs associated with transitions in executive leadership. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).
AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses and interest in income (loss) of equity method investments reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax, Total Return on Average Cash and Investments excluding Foreign Exchange Movements
Pre-tax, total return on average cash and investments excluding foreign exchange movements measures net investment income (loss), net investment gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax, total return on average cash and investments excluding foreign exchange movements to pre-tax, total return on average cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.

Book value per diluted common share, excluding AOCI
Book value per diluted common share, excluding AOCI represents common shareholders' equity exclusive of AOCI. We present book value per diluted common share, excluding AOCI calculated under the treasury stock method. We believe this measure is useful as AOCI may fluctuate significantly between periods based on movements in interest and foreign currency rates. A reconciliation of book value per diluted common share, excluding AOCI to book value per diluted common share, the most comparable GAAP financial measure is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

AXIS Capital Holdings Limited 29 Richmond Road Pembroke, Bermuda HM08
Tel. 441.496.2600
www.axiscapital.com